As filed with the Securities and Exchange Commission on October 4, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	45-4082531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Commercial Street, Box 130
Atchison, Kansas 66002
(913) 367-1480
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Thomas J. Lynn
Vice President, General Counsel and Corporate Secretary
100 Commercial Street, Box 130
Atchison, Kansas 66002
(913) 367-1480
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Patrick J. Respeliers
Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, MO 64106
(816) 842-8600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non- accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value per share	5,009,201	$67.15	$336,367,847.15	$31,181.30
(1) All the shares of common stock being registered hereby are offered for the account of certain selling stockholders who acquired such shares in a private transaction.
(2) Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being offered hereunder as a result of a stock split, stock dividend, capitalization or similar event.
(3) Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the registrant’s common stock reported as of September 28, 2021 on the Nasdaq Global Select Market.

PROSPECTUS
MGP Ingredients, Inc.
5,009,201 Shares of Common Stock

The selling stockholders of MGP Ingredients, Inc. listed beginning on page 3, together with any additional stockholders listed in any applicable prospectus supplement, may offer and resell up to 5,009,201 shares of our common stock, no par value per share (“Common Stock”). The selling stockholders have acquired these shares from us in connection with our merger (the “Merger”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) with London HoldCo, Inc. (“HoldCo”), Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, and KY Limestone Holdings LLC (together with their subsidiaries, “Luxco” or the “Luxco Companies”), the shareholders of HoldCo (the “Sellers”), and Donn S. Lux, as Sellers’ Representative, dated as of January 22, 2021, and the related agreements. The Merger was completed on April 1, 2021.
We are not selling any shares of our Common Stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders may sell the shares of Common Stock described in this prospectus on the Nasdaq Global Select Market, in the over-the-counter market or otherwise, in connection with the writing of exchange-traded call options, in negotiated transactions or otherwise, and these sales may be at prevailing market prices, at prices related to the prevailing market prices, or at negotiated prices or at fixed prices, which may be changed. The selling shareholders may sell the ordinary shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling shareholders, and this compensation might be in excess of the compensation customary in the type of transaction involved. We provide more information about how the selling stockholders may sell their shares of Common Stock in the section of this prospectus entitled “Plan of Distribution” on page 6.
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “MGPI.” On September 30, 2021, the last reported sales price for our Common Stock on the Nasdaq Global Select Market was $65.10 per share.
Investing in our Common Stock involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 4 , 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	3
NOTE ABOUT FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	3
SELLING STOCKHOLDERS	3
PLAN OF DISTRIBUTION	7
WHERE YOU CAN FIND MORE INFORMATION	9
INCORPORATION BY REFERENCE	9
LEGAL MATTERS	10
EXPERTS	10

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of Common Stock from time to time. Each time any selling stockholder not named herein sells shares of Common Stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.
The selling stockholders may offer and sell shares of Common Stock on the Nasdaq Global Select Market, directly to purchasers, through agents selected by the selling stockholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of shares of Common Stock. See “Plan of Distribution.”
You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling stockholder has authorized, anyone else to provide you with different or additional information. No offer of shares of Common Stock is being made in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.
References in this prospectus to the terms “the Company,” “MGP,” “we,” “our” and “us” or other similar terms mean MGP Ingredients, Inc. and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our Common Stock. You should read the following summary together with the more detailed information regarding the Company, the Common Stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase shares of our Common Stock from the selling stockholders.

The Company

MGP is a leading producer and supplier of premium distilled spirits, branded spirits, and food ingredient solutions. Distilled spirits include premium bourbon and rye whiskeys and grain neutral spirits, including vodka and gin. Our distilled spirits are either packaged and sold under our own brands to distributors or sold, directly or indirectly, to manufacturers of other branded spirits. MGP’s branded spirits include a wide spectrum of brands across numerous segments. MGP is also a top producer of high quality industrial alcohol for use in both food and non-food applications. Our protein and starch food ingredients provide a host of functional, nutritional, and sensory benefits for a wide range of food products to serve the packaged goods and food service industries. Our industrial alcohol and ingredient products are sold directly, or through distributors, to commercial end-users, manufacturers and processors of finished packaged goods or to bakeries. Our distilled spirits and industrial alcohol are derived from corn and other grains, and our ingredient products are derived primarily from wheat flour.

MGP Ingredients, Inc. was incorporated in 2011 in Kansas, continuing a business originally founded by Cloud L. Cray, Sr. in Atchison, Kansas in 1941. Our offices are located at 100 Commercial Street, Box 130, Atchison, Kansas 66002, and our telephone number is (913) 367-1480. Our website address is www.mgpingredients.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
The Merger
As previously disclosed, on January 22, 2021, we entered into the Merger Agreement, pursuant to which the Company agreed to merge HoldCo with and into the Company with the Company surviving the Merger. The Merger was completed on April 1, 2021.
Following the Merger, the Luxco Companies became wholly-owned subsidiaries of the Company. The aggregate consideration paid by the Company in connection with the Merger was $237.5 million in cash (less assumed indebtedness) and 5,007,828 shares of Common Stock of the Company, after adjusting for fractional shares (the “Company Shares”, and together with the cash portion, the “Merger Consideration”). The Company Shares represent approximately 22.8% of the Company’s outstanding Common Stock immediately following the closing of the Merger. In connection with the post-closing purchase price adjustment, the cash portion of the consideration was reduced by $0.6 million and an additional 1,373 shares of Common Stock of the Company were issued to the Sellers.
The Common Stock issued in connection with the Merger was issued pursuant to an exemption from the registration requirements set forth in the Securities Act, as permitted by Regulation D promulgated thereby, and constitute “restricted securities” under Rule 144 under the Securities Act. Pursuant to the Registration Rights Agreement entered into in connection with the Merger, we agreed to file a registration statement, of which this prospectus forms a part, covering the resale of the shares of Common Stock issued in the Merger.

The Offering

Common Stock offered by the selling stockholders:	Up to 5,009,201 shares
Nasdaq Global Select Market symbol:	MGPI
Use of proceeds:	All of the shares of Common Stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.
Risk Factors:
You should read the section entitled “Risk Factors” beginning on page 3 of this prospectus, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding whether to invest in shares of our Common Stock.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. The trading price of our Common Stock could decline and you might lose all or part of your investment. You should consider carefully the risks and uncertainties described under the sections captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 under the heading “Risk Factors,” which are incorporated by reference in this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement. The risks and uncertainties described therein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of such risks actually occur, our business, financial condition, results of operations or cash flows would likely suffer materially. In that case, the trading price of our Common Stock could fall, and you may lose all or part of the money you paid to buy our Common Stock.

NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus, including the information included or incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the management of MGP may make forward-looking statements to analysts, investors, representatives of the media and others. Forward-looking statements include statements that refer to expectations, projections, or other characterizations of future events or circumstances and are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “assume,” “intend,” “plan,” “forecast,” “explore,” “predict,” “project,” “view,” “will,” “may,” “might,” “aim,” “target,” “intend,” “can,” “could,” “should,” “continue,” “build,” “improve,” “growth,” “increase,” “probably,” “potential,” “strategy,” “seek,” “objective” or the negatives thereof and other similar expressions.

These forward-looking statements, which reflect MGP’s management’s beliefs, objectives and expectations as of the date of this prospectus, or in the case of any information included or incorporated by reference, as of the date of those documents, are necessarily estimates. Achievement of the expressed beliefs, objectives and expectations is subject to risks and uncertainties that could cause actual results to differ materially. Factors that may cause MGP’s results to differ materially from those described in the forward-looking statements can be found in MGP’s filings with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety.

You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of any information included or incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to MGP or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, MGP undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our Common Stock covered hereby, or interests therein.

SELLING STOCKHOLDERS
We are registering for resale an aggregate of 5,009,201 shares of our Common Stock that may be sold by the selling stockholders set forth herein. Such shares were sold and issued by us to the former stockholders of HoldCo pursuant to the terms of the Merger Agreement and the related agreements. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when required.

The following table sets forth the name of each selling stockholder, the number of shares of our Common Stock owned by each selling stockholder, the number of shares of our Common Stock that may be offered under this prospectus and the number of shares of our Common Stock that will be owned after this offering by each selling stockholder assuming all of the Shares registered for resale hereby are sold. The selling stockholders may sell some, all or none of their Shares. Because the selling stockholders may offer all or some of their shares of Common Stock pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of their shares of Common Stock, we cannot estimate the number of the shares of Common Stock that will be held by the selling stockholders after completion of the offering. Except as otherwise disclosed herein, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

Beneficial ownership reflected in the table below is as of October 1, 2021 which is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Common Stock. Generally, a person “beneficially owns” shares of Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered(3)	Shares of Common Stock to be Beneficially Owned After Offering(1)(4)
	Number	Percentage(2)	Offered	Number	Percentage

Luxco 2017 Irrevocable Trust Dated June 19, 2017(5)	1,763,771	8.03	1,763,771	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux Dated September 16, 2005(6)	771,688	3.51	771,688	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux QSST LRD Dated September 16, 2005(7)	152,805	*	152,805	—	—
Andrew Broddon Lux Luxco Irrevocable Trust Dated July 30, 2012(8)	183,685	*	183,685	—	—
Philip Donn Lux Luxco Irrevocable Trust Dated July 30, 2012(9)	183,685	*	183,685	—	—
Caroline L. Kaplan Revocable Trust Dated December 16, 2009(10)	27,731	*	27,731	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Caroline Lux Kaplan Dated September 16, 2005(11)	623,458	2.84	623,458	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Catherine N. Lux Dated September 16, 2005(12)	623,458	2.84	623,458	—	—
CNL 2013 Irrevocable Trust Dated April 2, 2013(13)	27,731	*	27,731	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Paul S. Lux Dated September 16, 2005(14)	623,458	2.84	623,458	—	—
Lux Children Irrevocable Trust Dated May 24, 2012(15)	27,731	*	27,731	—	—
_______________________________

* Represents less than 1% of the total aggregate amount of Common Stock outstanding as of September 27, 2021.

(1) Excludes shares that are beneficially owned by Karen Seaberg and Lori Mingus that the selling stockholders may be deemed to beneficially own pursuant to the Shareholders’ Agreement described below. The selling stockholders disclaim beneficial ownership of the shares of Common Stock beneficially owned by Ms. Seaberg and Ms. Mingus.

(2) Based on 21,962,201 shares of Common Stock outstanding as of September 27, 2021.

(3) The number of shares of Common Stock in this column represents all of the shares of Common Stock that a selling stockholder may offer and sell from time to time under this prospectus.

(4) Assumes that the selling stockholders dispose of all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of Common Stock. The registration of these shares of Common Stock does not necessarily mean that the selling stockholders will sell all or any portion of the shares of Common Stock covered by this prospectus.

(5) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Donn S. Lux is the sole investment trustee of the Luxco 2017 Irrevocable Trust Dated June 19, 2017 and as such has dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(6) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Donn S. Lux is the sole trustee of the Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux Dated September 16, 2005 and as such has dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(7) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Donn S. Lux is the sole trustee of the Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux QSST LRD Dated September 16, 2005 and as such has dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(8) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Paul S. Lux, Michele B. Lux and Christopher E. Erblich are co-trustees of the Andrew Broddon Lux Luxco Irrevocable Trust Dated July 30, 2012 and as such have shared dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(9) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Paul S. Lux, Michele B. Lux and Christopher E. Erblich are co-trustees of the Philip Donn Lux Luxco Irrevocable Trust Dated July 30, 2012 and as such have shared dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(10) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Caroline Lux Kaplan is the sole trustee of the Caroline L. Kaplan Revocable Trust Dated December 16, 2009 and as such has dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(11) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Donn S. Lux is the sole trustee of the Ann S. Lux 2005 Irrevocable Trust FBO Caroline Lux Kaplan Dated September 16, 2005 and as such has dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(12) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Catherine N. Lux and Pando Tree Trust Company are co-trustees of the Ann S. Lux 2005 Irrevocable Trust FBO Catherine N. Lux Dated September 16, 2005 and as such have shared dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(13) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Catherine N. Lux and Pando Tree Trust Company are co-trustees of the CNL 2013 Irrevocable Trust Dated April 2, 2013 and as such have shared dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(14) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment. Donn S. Lux is the sole family assets trustee of the Ann S. Lux 2005 Irrevocable Trust FBO Paul S. Lux Dated September 16, 2005 and as such has dispositive control with respect to the shares of Common Stock being offered by such stockholder.

(15) Based on a Schedule 13D filed with the SEC on April 5, 2021, plus the additional shares issued to such trust as part of the post-closing puchase price adjustment.  Donn S. Lux and Leslie P. Lux are co-trustees of the Lux Children Irrevocable Trust Dated May 24, 2012 and as such have shared dispositive control with respect to the shares of Common Stock being offered by such stockholder.

Relationships with the Selling Stockholders

Registration Rights Agreement

In connection with the Merger Agreement, the Company entered into a registration rights agreement dated April 1, 2021 with the selling stockholders (the “Registration Rights Agreement”). The Company agreed to use commercially reasonable efforts to (1) file a resale shelf registration statement covering the shares of Common Stock issued in the Merger to the selling stockholders and cause such registration statement to be declared effective by the SEC as promptly as practicable after the filing, (2) keep such registration statement effective for three years, (3) file another resale shelf registration statement prior to the expiration of such three-year period and cause such registration statement to be declared effective by the SEC as promptly as practicable after the filing and (4) keep such registration statement effective for another three years. In addition, the selling stockholders have the right to require the Company to assist with effecting up to three underwritten offerings, subject to certain terms and conditions. Pursuant to the Registration Rights Agreement, we agreed to pay the Registration Expenses (as defined in the Registration Rights Agreement) associated with this registration statement. In general, Registration Expenses are defined as (a) all reasonable and documented fees and expenses arising from or incident to the performance of or compliance with the Registration Rights Agreement, including (i) all registration, qualification, listing and filing fees; (ii) printing, messenger and delivery expenses; (iii) escrow fees; (iv) fees and disbursements of our counsel and independent certified public accountants; (v) blue sky fees and expenses; (vi) all of our expenses incurred in connection with any road show or marketing efforts; and (vii) the expense of any special audits, reports or “comfort letters” incident to or required by any such registration; and (b) the fees and expenses of counsel to the selling stockholders.The Registration Rights Agreement also requires the Company to indemnify the selling stockholders against certain liabilities that may arise under the Securities Act. In addition, in connection with any underwritten offering of Common Stock (or securities convertible into Common Stock), the selling stockholders have agreed not to sell during the seven days prior to, and the 90-day period (or such shorter period as shall be agreed to with the managing underwriters) beginning on, the date of pricing of any such offering in accordance with the terms of the Registration Rights Agreement.

Shareholders’ Agreement

In connection with the closing of the Merger, the Company, the selling stockholders, Karen Seaberg and Lori Mingus entered into a Shareholders’ Agreement, dated as of April 1, 2021 (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, the selling stockholders have the right to nominate (i) two directors to the Company’s board of directors for so long as they continue to own at least 15% of the Company’s outstanding shares of Common Stock and (ii) one director to the Company’s board of directors for so long as they continue to own at least 10% but less than 15% of the Company’s outstanding shares of Common Stock. Ms. Seaberg and Ms. Mingus have agreed to vote all of the shares of Common Stock that they beneficially own in favor of the election of the selling stockholders’ director nominee(s).

Lease

The Luxco St. Louis Missouri bottling and warehouse facilities are owned by Kemper-Themis, L.L.C., an affiliate of certain of the selling stockholders, and prior to the Merger were leased by Luxco, Inc. pursuant to a lease that was scheduled to expire in 2021. In connection with the closing of the Merger, Luxco, Inc. entered into a new five-year, triple net lease for these facilities that replaces the prior lease (such new lease referred to as the “Lease”). The annual rent due under the Lease for the first year of the lease term is $660,000 and increases 3.5% per year thereafter. The Lease is subject to an automatic renewal for an additional five years, unless Luxco, Inc. provides Kemper-Themis, L.L.C. with notice of non-renewal at least 180 days prior to the expiration of the Lease. The Lease also contains customary provisions allowing Kemper-Themis, L.L.C. to terminate the Lease if Luxco, Inc. fails to remedy a breach of certain of its obligations as set forth in the Lease within specified time periods, or upon bankruptcy or insolvency of Luxco, Inc.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes certain permitted transferees selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the selling stockholders as a gift, distribution or other transfer, may, from time to time, sell, transfer distribute or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares of Common Stock or interests therein:
•    transactions on the Nasdaq Global Select Market or any other national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the shares may be listed or quoted at the time of sale;
•    over-the-counter market transactions;
•    transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•    one or more underwritten offerings;
•    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•    an exchange distribution in accordance with the rules of the applicable exchange;
•    privately negotiated transactions;
•    distributions to their members, partners or shareholders;
•    short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•    directly to one or more purchasers;
•    through agents;
•    transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•    a combination of any such methods of sale; and
•    any other method permitted by applicable law.
The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.
The selling stockholders also may resell all or a portion of the shares in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.
If the selling stockholders use an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the selling stockholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the selling stockholders, the number of shares of Common Stock set forth in such prospectus supplement. Any such underwriter(s) may offer the shares of Common Stock from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter(s) may also propose initially to offer the shares of Common Stock to the public at a fixed public offering price set forth on the cover page of the applicable prospectus supplement.
Brokers, dealers, agents or underwriters participating in transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling shareholders (and, if they act as agent for the purchaser of the ordinary shares, from such purchaser). The discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
To facilitate the offering of shares of our Common Stock offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of shares of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of our Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of shares of our Common Stock by bidding for or purchasing shares of our Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of our Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of shares of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their respective affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will pay substantially all of the expenses incident to this offering of the shares of our Common Stock by the selling shareholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
If required, the names of additional selling shareholders, the respective purchase prices and public offering prices, the names of any agent, broker-dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement pursuant to Rule 424(b) under the Securities Act in a report under the Exchange Act incorporated by reference into this prospectus, or in a post-effective amendment to the registration statement of which this prospectus forms a part.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part, or a successor registration statement, effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 under the Securities Act, (2) the date on which all of the shares may be sold without restriction or condition pursuant to Rule 144 of the Securities Act or (3) April 1, 2027.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares pursuant to the distribution through a registration statement.
There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
MGP furnishes and files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.mgpingredients.com. The information contained on our website, other than the documents incorporated by reference into this prospectus, is not part of or incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, and (ii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Item 7.01 of Form 8-K):
•Our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 25, 2021; and
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 5, 2021;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 4, 2021;
•Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2021, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;
•Our Current Reports on Form 8-K, as filed with the SEC on January 25, 2021, April 1, 2021, May 20, 2021, June 21, 2021, July 13, 2021, October 4, 2021 and on Form 8-K/A filed on June 17, 2021; and
•The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 000-17196) filed September 23, 1988, as updated by the description of our Common Stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any subsequently filed amendments and reports updating such description.
You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address:
MGP Ingredients, Inc.
100 Commercial Street, Box 130
Atchison, Kansas 66002
(913) 367-1480
Attention: Investor Relations

LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Stinson LLP, Kansas City, Missouri.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited combined financial statements of Luxco, Inc. (a wholly-owned subsidiary of Group Holdings, Inc.) and its affiliates as of and for the years ended December 31, 2020 and 2019 incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed on June 17, 2021, have been so incorporated in reliance on the report of BKD LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except any underwriting discounts and commissions and stock transfer taxes incurred by the selling stockholders in disposing of the shares). All of these expenses are estimated other than the registration fee.

Registration fee	$31,181
Legal fees and expenses	$30,000
Accounting fees and expenses	$23,500
Total	$84,681

Item 15.     Indemnification of Directors and Officers

Section 17-6305 of the Kansas General Corporation Code provides that a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similarly, a Kansas corporation may also indemnify any person described in the previous sentence who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that any person found liable to the corporation may be indemnified only if a court has determined such person is fairly and reasonably entitled to indemnity for such expenses. To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any foregoing action, suit or proceeding, or in defense of any claim, issue or matter therein, Section 17-6305 of the Kansas General Corporation Code provides that such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

Our Bylaws provide that we will indemnify each of our officers and directors to the fullest extent permitted by Kansas law, as amended from time to time (but, in the case of any amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the law permitted us to provide prior to such amendment) and that any modification or repeal of our Bylaws will not adversely affect this indemnification right of our officers and directors with respect to any act or omission occurring prior to such modification or repeal. Our Bylaws further provide that any expenses (including attorneys’ fees) incurred by our officers and directors in connection with their defense of any indemnifiable proceeding or the enforcement of their indemnification rights will be paid by us in advance of the disposition of such action upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that they were not entitled to be indemnified.

As permitted by Section 17-6002(b)(8) of the Kansas General Corporation Code, our Articles of Incorporation eliminate a director’s liability to the Company and the Company’s stockholders for monetary damages for breach of a fiduciary duty as a director, except for (a) any breach of the director’s duty of loyalty to the Company or the Company’s stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) certain transactions under Section 17-6424 of the Kansas General Corporation Code (relating to liability for unauthorized acquisitions or redemptions of, or payment of dividends on, capital stock), or (d) for any transaction from which the director derived an improper personal benefit.

Our Bylaws also provide that the indemnification rights set forth in the Bylaws are not exclusive of other indemnification rights to which an indemnified party may be entitled under any statute, provision in our Articles of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. In this regard, our Bylaws include a provision that the indemnification provisions contained in our bylaws are deemed to be a contract between the Company and each of our current and future directors and officers providing these individuals with a contractual right to indemnification and to the advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified. Our Bylaws further authorize us to purchase and maintain insurance on behalf of our officers and directors and we have obtained insurance to cover such individuals for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.     Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 22, 2021, by and among MGP Ingredients, Inc., London HoldCo, Inc., Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, KY Limestone Holdings LLC, upon signing a joinder agreement, the shareholders of London HoldCo, Inc., and Donn Lux, as Sellers’ Representative (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed January 25, 2021 (File number 000-17196))

2.2
Joinder to the Agreement and Plan of Merger dated as of January 22, 2021 by and among MGP Ingredients, Inc., London HoldCo, Inc., Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, KY Limestone Holdings LLC, Donn Lux, as Sellers’ Representative, and the shareholders of London Holdco, Inc. (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed January 25, 2021 (File number 000-17196))

4.1
Registration Rights Agreement, dated as of April 1, 2021, by and among MGP Ingredients, Inc. and certain shareholders of MGP Ingredients, Inc.(Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on April 1, 2021 (File number 000-17196))

5.1*	Opinion of Stinson LLP
23.1	Consent of Stinson LLP (included in Exhibit 5.1)
23.2*	Consent of KPMG, LLP
23.3*	Consent of BKD LLP
24	Power of Attorney (included in signature pages to this Registration Statement)
* Filed herewith

Item 17.     Undertakings
(a)    The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)    that, for the purpose of determining liability under the Securities Act to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, MGP Ingredients, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atchison, State of Kansas, on October 4, 2021.

MGP INGREDIENTS, INC.

By	/s/ David J. Colo
David J. Colo, President and Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints David J. Colo, Brandon M. Gall and Thomas J. Lynn, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ David J. Colo
David J. Colo	President and Chief Executive Officer (Principal Executive Officer) and Director	October 4, 2021
/s/ Brandon M. Gall
Brandon M. Gall	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 4, 2021
/s/ Anthony P. Foglio
Anthony P. Foglio	Director	October 4, 2021
/s/ Lori L.S. Mingus
Lori L.S. Mingus	Director	October 4, 2021
/s/ Karen Seaberg
Karen Seaberg	Director	October 4, 2021
/s/ M. Jeannine Strandjord
M. Jeannine Strandjord	Director	October 4, 2021
/s/ Neha J. Clark
Neha J. Clark	Director	October 4, 2021
/s/ Thomas A. Gerke
Thomas A. Gerke	Director	October 4, 2021
/s/ Donn S. Lux
Donn S. Lux	Director	October 4, 2021
/s/ Kevin S. Rauckman
Kevin S. Rauckman	Director	October 4, 2021
II-4